Exhibit 99.2

# MAIA BIOTECHNOLOGY

**Telomere Targeting Immunotherapies for Cancer**

**Vlad Vitoc, MD, MBA**
Chief Executive Officer
444 West Lake Street, Suite 1700 - Chicago, IL 60606
☎(312) 416-8592 vvitoc@maiabiotech.com
(215) 971-5488 maiabiotech.com

MAIA is an immuno-oncology company focused on the development and commercialization of first-in-class drugs intended to meaningfully improve and extend the lives of people with hard-to-treat cancers. We are exploring new science for cancer therapy utilizing a novel dual mechanism of action: telomere targeting and immunogenicity. Our lead program is THIO, a first-in-class anticancer agent in clinical development for the treatment of Non-Small Cell Lung Cancer (NSCLC) in patients.



## Company Highlights

### Clinical Programs

**THIO-101**

**Ph 2 trial of THIO + Libtayo® (cemiplimab)**

- Go-to-market trial in second-line+ NSCLC
- Objectives: select most efficacious dose and expand into pivotal trial; file for accelerated approval in 2025
- Enrollment completed earlier than expected in Feb 2024; trial nearing completion
- Topline data expected mid-2024; long-term data on second half of 2024
- Preliminary Overall Response Rate for best dose 180mg:
  - ✓ 38% ORR in third-line vs. 6-10% with SoC
  - ✓ 75% of patients crossed 5.8 months OS threshold in third-line
- Preliminary Disease Control Rate (DCR), best predictor for overall survival benefit (meta-analysis of 74 trials worldwide):
  - ✓ 85% DCR in third-line vs. 25-35% with Soc

**THIO-102 (planning)**

**Ph 2 trial of THIO + checkpoint inhibitors**

- Go-to-market trial in late line of therapy in multiple tumor types: Colorectal Cancer (CRC), Hepatocellular Carcinoma (HCC, 90% of primary type of liver cancers), Small Cell Lung Cancer (SCLC) and Solid Tumors of any type (ST)
- Objectives: select most efficacious combination by tumor type and expand into pivotal trials (12+ possible market entry indications)
- File for accelerated approvals in 2026 and beyond

**THIO-103 (planning)**

**Ph 2/3 trial of THIO + checkpoint inhibitors**

- First-line NSCLC and SCLC
- Expand to Breast, Prostate, Pancreatic, Ovarian, Gastric Cancer, etc.
- Objectives: confirmatory for accelerated approvals from THIO-101 and THIO-102

### THIO is a Unique Direct Telomere Targeting Agent

- Potential to be used in combination with other anticancer and immune therapies
- Novel dual mechanism of action: telomere targeting + immunogenic
- 3 FDA Orphan Drug Designations: HCC, SCLC, and Glioblastoma
- Excellent efficacy: achieved complete and durable responses in HCC *in vivo* models (peer-reviewed published study)
- Featured in multiple renowned scientific publications including Cancer Cell and Nature



### Partnership with Regeneron

- Clinical supply agreement: Regeneron provides Libtayo® for THIO-101
- Equivalent to $32M non-dilutive participation (largest financing move to date)
- Potential to expand existing relationship and target new companies

### Cap Table

**NYSE American: MAIA**

| | | | |
|---|---|---|---|
| Share Price[1] | $4.36 | Float[2] | 14M |
| Market Cap[1] | $95M | Insider Holdings[2] | 27% |
| FD Shares Outstanding[2] | 35M | Cash[2] | $8M |

1. As of May 30, 2024 2. As of Apr 25, 2024

**MAIA Biotechnology's goal is to bring revolutionary cancer treatments to the market, with the only direct telomere targeting agent in clinical development. MAIA is developing agents for the top tumor types markets globally.**

## Significant Market Opportunity



- Cancer is the most dominant of the age-related disease categories and has life altering impacts in the lives of patients and their close ones
- The number of people aged 80 years or older is expected to triple between 2020 and 2050 to reach 426 million
- Approximately 40% of people alive today are projected to be diagnosed with a cancer type in their lifetime, and 20% will die of it
- NSCLC is the leading tumor type: Mortality 1.7M / Sales $32B (2022)
- CRC is second: Mortality 1M / Sales $20B (2022)

## Strong and Growing IP Portfolio

- Potential for receiving NCE marketing exclusivity
- 5 patents issued, 29 patent applications pending

## Next Generation Potential Telomere Targeting Therapeutics in R&D

- 84 new molecules engineered; same mechanism of action as THIO
- Following THIO to commercial stage within 4-5 years

## Robust Pipeline

| | | PHASE 1 | PHASE 2 | PHASE 3 | COLLABORATION & RIGHTS |
|---|---|---|---|---|---|
| **THIO Telomere targeting agent** | | | | | |
| **THIO-101** NSCLC-2+ | **(THIO → Libtayo®)** | Patient Enrollment Complete | | | Worldwide rights owned by MAIA — REGENERON |
| **THIO-102** CRC, HCC, SCLC, ST | **(THIO → CPI)** | Ph 2 Planning | | | Worldwide rights owned by MAIA |
| **THIO-103** NSCLC-1, SCLC-1 | **(THIO → CPI)** | Ph 2/3 Planning | | | Worldwide rights owned by MAIA |
| **2nd Generation Telomere targeting agents** | | | | | |
| **MAIA-2021-020** Multiple Ind. | IND Enabling | | | | Developed in-house fully-owned by MAIA |
| **MAIA-2022-012** Multiple Ind. | IND Enabling | | | | |
| **MAIA-2021-029** Multiple Indications | | | | | |



## Vlad Vitoc, MD, MBA

Founder, Chairman, and Chief Executive Officer

- 24+ years in Pharma/Biotech: Commercial, Medical,
- 12 compounds launched across 20+ tumor types
- Leadership roles at Bayer (Nexavar), Astellas (Tarceva, Xtandi), Cephalon (Treanda), Novartis (Zometa), and Incyte (Jakafi)

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